UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio		43659
(Address of Principal Executive Offices)		(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Paroc Purchase Agreement

On October 27, 2017, Owens Corning Finland Oy (“Acquisition Sub”), a subsidiary of Owens Corning (the “Company”), entered into an agreement (the “Purchase Agreement”) with Parry Investment S.A. (the “Paroc Seller”) and certain individuals (the “Management Warrantors”), for Acquisition Sub to acquire (the “Acquisition”) all of the capital stock of Parry I Holding AB (the “Paroc Target”). The Paroc Target owns Paroc Group Oy (“Paroc”), a leading producer of mineral wool for building and technical insulation products and solutions in Europe.

Acquisition Sub will acquire the Paroc Target at closing for an enterprise value of approximately €900 million in cash. The Acquisition is expected to be financed through a combination of long-term debt and pre-payable bank financings.

The closing of the Acquisition, which is expected to occur in early 2018, is subject to the satisfaction or waiver of customary closing conditions, including: (1) the receipt of certain antitrust approvals, and (2) there being no material breach of certain fundamental warranties.

The Acquisition Sub and the Paroc Seller have each agreed to use reasonable best efforts to cause the Acquisition to be consummated and the Acquisition Sub has agreed to use its best efforts to obtain the necessary antitrust approvals at the first stage of the relevant authority’s review process. The Purchase Agreement includes termination provisions for both Acquisition Sub and the Paroc Seller under specified circumstances including, without limitation, (1) a material adverse effect allowing Acquisition Sub to terminate, (2) failure by the other party to satisfy certain closing covenants, (3) failure by Acquisition Sub to obtain the necessary antitrust approvals, or (4) failure to meet conditions to closing by April 27, 2018, a date that can be extended by the Paroc Seller for up to two months.

Item 7.01.	Regulation FD Disclosure.

A press release regarding the proposed Acquisition is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Act of 1933, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

October 30, 2017	By:	/s/ Ava Harter
Ava Harter
Senior Vice President, General Counsel and Secretary